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MINNESOTA LIFE                                      ANNUITY PAYMENT ENDORSEMENT
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Minnesota Life Insurance Company certifies that the Annuitant named in the
Schedule below is entitled to the Annuity Payments described in this schedule. Payments are to commence on the Annuity Commencement Date.




ANNUITY PAYMENTS SCHEDULE

ANNUITANT _____________________________________________________________________

ANNUITANT'S DATE OF BIRTH _____________________________________________________

ANNUITY COMMENCEMENT DATE _____________________________________________________

FORM OF ANNUITY PAYMENT _______________________________________________________

FIXED ANNUITY PAYMENT $ _______________________________________________________

NUMBER OF VARIABLE ANNUITY UNITS ______________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

INITIAL VARIABLE ANNUITY PAYMENT $ ____________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

JOINT ANNUITANT _______________________________________________________________

JOINT ANNUITANT'S DATE OF BIRTH _______________________________________________

ANNUITANT'S BENEFICIARY _______________________________________________________









/s/ Dennis E. Prohofsky                                   /s/ Robert L. Senkler
Secretary                            Registrar                  President



MHC-83-9060                                     Minnesota Life Insurance Company